Exhibit 10.2

                      SUNDEW INTERNATIONAL, INC.
                      2002 EMPLOYEE, CONSULTANT
                 AND ADVISOR STOCK COMPENSATION PLAN
                       STOCK PAYMENT AGREEMENT

1.   Agreement to Accept and Issue Shares. The undersigned employee, consultant or advisor (the "Participant") participating in the 2002
Employee, Consultant and Advisor Stock Compensation Plan (the
"Plan") of Sundew International, Inc., a Delaware corporation (the
"Company"), hereby agrees to accept, and the Company agrees to issue, shares of the Company's $0.001 par value Common Stock, in accordance with Section 2 of this Agreement. A copy of the Plan has been delivered to the Participant. This Agreement is subject to all the terms and conditions set forth herein as well as the terms and conditions of the Plan, which are incorporated herein by reference.
If there is any inconsistency or discrepancy between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan will prevail.

2.   Numbers and Purpose of Shares to be issued.

     a.   The services for which compensation is being made pursuant to this Agreement were rendered for the following
          services: _______________________________________.

     b.   The services for which compensation is being made pursuant to this Agreement were rendered for services rendered for
          the following period of time: __________________.

     c.   The number of the shares to be issued and delivered by the
     Company and accepted by the Participant under the Plan, and the amount of the Company's compensation liability to the
     Participant to be extinguished by such issuance, are set forth below:

                                        Compensation Liability
                No. of Shares                Extinguished
                -------------                ------------

     d.   The Participant agrees that the number of shares issued to the Participant shall satisfy an amount of liability equal to the lesser of: (i) the Fair Market Value of the shares
          on the issue date or (ii) the sum of the Fair Market Value of any unsold shares and the actual net proceeds received
          by the Participant from the sale of part or all of the
          shares as of the ninetieth day after the issue date. The
          amount of liability extinguished by the issuance of the
          shares shall be deemed the Fair Market Value of the shares on the date of issuance, unless then Participant notifies
          the Company otherwise within 105 days of the date of
          issuance.

     e.   Any amount for wages described above is based upon the
          gross wages of the Participant less any and all applicable tax and other withholdings and deductions required by law, which the Company shall remit directly to the appropriate
          authorities if and when due and owing.

3.   Representation of Participant. The Participant represents and acknowledges that the Participant:

     a.   has received, reviewed and understands the contents of the document prepared by the Company entitled "Information for
          Participants," which contains information on the Plan,
          includes a copy of the Plan as Exhibit A, and constitutes
          a prospectus under Section 10(a) of the Securities Act of
          1933, as amended;

     b.   has had an opportunity to request and, if so requested, to copy or examine all documents, records and books
          pertaining to the Participant's participation in the Plan, including all documents specifically incorporated by
          reference in the prospectus discussed above;

     c.   has had an opportunity to ask questions of and, if asked,
          to receive satisfactory answers from the Company, through
          its executive officers and other representatives acting on its behalf, concerning the terms and conditions for the
          Plan and the business, affairs and prospects of the
          Company;

     d.   understands that the Company has not guaranteed the amount of gross or net proceeds realizable to the Participant
          upon any sale of shares of Common Stock of the Company
          received by the Participant under the Plan;

     e.   rendered bona fide services to the Company or a subsidiary of the Company, or is party to a binding agreement to
          render bona fide services to the Company or a subsidiary
          of the Company, as a result of which the compensation
          liability to be extinguished by the Company's performance
          of this Agreement arose, and such services were not
          rendered in connection with the offer or sale of
          securities in a capital-raising transaction or to promote
          or maintain a market in the Company's Common Stock.

4.   General

     a.   Binding Agreement; Non-Assignability. The terms and
          conditions of this Agreement shall be binding upon and
          inure to the benefit of the personal representatives,
          heirs, devisees, successors and assigns of the respective
          parties hereto; but none of the rights or obligations of
          the Participant under this Agreement are assignable.

     b.   Entire Agreement. This Agreement and any documents
          incorporated herein by Reference constitute the entire
          understanding of the parties with respect to the subject
          matter hereof and supersede all prior agreements or
          understandings, written or oral, and no amendment,
          modification, or alteration of the terms of this Agreement shall be binding unless the same is in writing, dated
          after the date hereof and duly approved and executed by
          each of the parties hereto.

     c.   Severability. Every provision of this Agreement is
          intended to be severable. If any term or provision hereof
          is deemed to be illegal or invalid for any reason
          whatever, such illegality or invalidity shall not affect
          the validity of the remainder of this Agreement.

     d.   Headings. The headings of this Agreement are inserted for
          convenience and identification only, and are in no way
          intended to describe, interpret, define or limit the
          scope, extent or intent hereof.

     e.   Application of Pennsylvania Law. This Agreement, and the
          application and interpretation thereof, shall be governed
          exclusively by its terms and conditions and by the laws of the State of Pennsylvania, without regard to the choice of law provisions of the State of Pennsylvania. Venue for
          purposes of enforcing this agreement shall be exclusively
          in the City of Philadelphia, Pennsylvania.

     f.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an
          original, but all of which together shall constitute one
          and the same instrument.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement on the dates set forth beneath their signatures below.

SUNDEW INTERNATIONAL, INC.        PARTICIPANT:

By: _________________________     Signature:_________________________

Printed Name: _______________     Printed Name: _____________________

Title: ______________________     Residence Address: ________________

Date: _______________________     Date: _____________________________